EXHIBIT 10-U

     STOCK OPTION AGREEMENT made as of the 10th day of December, 1998 between SANDATA, INC., a Delaware corporation (the "Company"), and BERT E. BRODSKY (the "Optionee").

     WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

     WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee (the "Grant") the right and option to purchase shares of Common Stock of the Company under and pursuant to the terms and conditions of the Company's 1995 Stock Option Plan (the "Plan") and upon the following terms and conditions:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to Three Hundred Ten Thousand (310,000) shares of the Common Stock of the Company (the "Option Shares") during the following periods:

     (a) All or any part of Three Hundred Ten Thousand (310,000) shares of Common Stock of the Company may be purchased during the period commencing on December 10, 1998 and terminating at 5:00 P.M. on December 10, 2003 (the "Expiration Date").

     2. NATURE OF OPTION.  The Option is intended  to meet the  requirements  of
Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

     3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be One Dollar and 41/100 cents ($1.41) (the "Option Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

     4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of the Option Price as provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares covered thereby.

     5. TRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

     6.INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

     7. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 26 Harbor Park Drive, Port Washington, NY 11050 Attention: President and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

     8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     9. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                      SANDATA, INC.
                                                      By:

                                                      /s/ Hugh Freund
                                                      Hugh Freund, Secretary


                                                      /s/ Bert E. Brodsky
                                                      Bert E. Brodsky